SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant   |X|
Filed by a party other than the Registrant   |_|


Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|X|      Soliciting Material Under Rule 14a-12


                               MAYTAG CORPORATION
                    -----------------------------------------
                (Name of Registrant as Specified In Its Charter)

            ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:

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          (2)       Aggregate number of securities to which transaction applies:

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          (3)       Per unit price or other underlying value of transaction
                    computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                    ------------------------------------------------------------

          (4)       Proposed maximum aggregate value of transaction:

                    ------------------------------------------------------------

          (5)       Total fee paid:

                    ------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.


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|_|      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)       Amount Previously Paid:

                    ------------------------------------------------------------

          (2)       Form, Schedule or Registration Statement No.:

                    ------------------------------------------------------------

          (3)       Filing Party:

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          (4)       Date Filed:

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Fellow Maytag employees:

Since it has been approximately three weeks since our announced potential sale of Maytag to Ripplewood Holdings, LLC, I want to provide you with an update on the process.

Many employees have expressed their concerns and interest in the status of the overall acquisition. With respect to the Securities Exchange Commission rules regarding acquisitions, Maytag cannot provide non-public information regarding the acquisition to our employees that we are not also providing to Maytag shareholders. So we are limited in what I can share at this point.

I know that you have many questions regarding the future state of the organization and your future employment. I can tell you that you will see no change in the aggregate value of your benefits through the remainder of 2005; except those involving Maytag stock, which will be delisted when the transaction closes. Beyond that; however, we simply do not have enough information at this time to have answers to your most basic questions.

The process through which the proposed sale will be determined over the next several weeks includes the filing of a preliminary proxy statement with the SEC, in addition to other regulatory filings. A proxy statement contains detailed information about the transaction. Following these filings, the final proxy statement will then be published and mailed to all shareholders. Thereafter, a shareholders meeting will be held to vote in Newton on the proposed sale. If shareholders approve of the sale at the meeting and we have received regulatory approvals, the formal closing of the transaction will likely take place reasonably soon after.

I know that it is difficult to work in this uncertain environment; however, in this period, it is important that we focus our energies on the things that we are responsible for. Regardless of the result of the Ripplewood merger down the road, today we have a business to manage. We have entered the final month of our second quarter and we must continue to concentrate on delivering our sales and earnings results. After all, we are still a public company, and we must not only

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continue to fulfill our commitments to our shareholders, but also those to our important customer partners.

Thank you for your patience and continued support.

Sincerely,


Ralph Hake



ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, a proxy statement of Maytag and other materials will be filed with SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAYTAG AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Maytag at http://www.sec.gov, SEC's Web site. Free copies of Maytag's SEC filings are also available on Maytag's Web site at www.maytagcorp.com.

PARTICIPANTS IN THE SOLICITATION
Maytag and its executive officers and directors, and Ripplewood Holdings LLC may be deemed, under SEC rules, to be participants in the solicitation of proxies from Maytag's stockholders with respect to the proposed transaction. Information regarding the officers and directors of Maytag is included in its definitive proxy statement for its 2005 annual meeting filed with SEC on April 4, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

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